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                                                                   EXHIBIT 10.22

                            WATER RIGHTS AGREEMENT


     This WATER RIGHTS AGREEMENT ("Agreement") is entered into as of November 21, 1995, by and between KAISER VENTURES INC. ("Kaiser") and SPEEDWAY DEVELOPMENT CORPORATION ("SDC") with reference to the following facts:


                                    RECITALS

     A. From 1942 until 1983, Kaiser Steel Corporation operated a large steel production and processing facility on approximately 2,000 acres of land near Fontana, California, owned by Kaiser Steel Corporation (the "Fontana Property"). Concurrently with the execution of this Agreement, Kaiser is conveying and transferring to SDC by grant deed approximately 470 acres of the Fontana Property, as specifically described in Exhibit "A" attached hereto and incorporated herein by this reference (the "SDC Property") and an interest in certain water rights as more specifically described herein and subject to the terms and conditions described herein.

     B.  Pursuant to the judgment (the "1978 Judgment") in Chino Basin Municipal
                                                        ------------------------
Water District v. City of Chino, et al., San Bernardino Superior Court, Case No.
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RCV 51010 (the "Water Case"), non-agricultural overlying rights to the beneficial use of 2,930.274 acre-feet of water annually from the safe yield of the Chino groundwater basin were decreed to Kaiser as set forth at page 60, line 9 of Exhibit "D" to the 1978 Judgment (the "Water Rights"). The Water Rights are more specifically described in Section II.B.8 and Exhibits "D" and "G" of the 1978 Judgment. Kaiser is now completing negotiations with California Steel Industries, Inc. ("CSI") which will recognize the ownership by CSI of a portion of these Water Rights and interests therein, but without interference with Kaiser's ability to make and perform this Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. GRANT OF AN INTEREST IN WATER RIGHTS. In connection with the conveyance to SDC of the approximately 470 acres described in Exhibit "A," Kaiser hereby conveys, transfers and assigns to SDC an undivided right in 475 acre-feet annually of the Water Rights, which 475 acre-feet annually shall be held by Kaiser and SDC and their respective successors and assigns, as tenants in common, and used in accordance with the terms of this Agreement, and referred to herein as the "Joint Water Rights." The term "annually" means the period from July 1 through June 30 (hereinafter "Water Year"). Such Joint Water Rights shall not be subject to partition, provided that if this clause is not enforceable, it shall not invalidate this Agreement and shall not limit the priority of the use rights with respect to the Joint Water Rights as set forth in Paragraph 2 below.

     2. PRIORITY OF USE. SDC shall have the first right and priority to the use of the Joint Water Rights for use on the SDC Property, and for the activities thereon. To the extent, in any given Water Year, that SDC does not make such use of the Joint Water

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Rights, Kaiser shall have the right to the use of all or any unused portion of the Joint Water Rights, or to store such water for its account that year pursuant to the carry-over provisions of the 1978 Judgment, or under a storage agreement with the Chino Basin Watermaster.

     3. WATER RIGHTS DEFINED BY 1978 JUDGMENT. The Water Rights, and the Joint Water Rights which are part thereof, are subject to the provisions of the 1978 Judgment, which defines and limits their use. Nothing in this Agreement is intended to change or modify the nature or use of such rights in a manner inconsistent with the 1978 Judgment. However, Kaiser represents that it is familiar with the 1978 Judgment, and to the best of its knowledge such Judgment does not constitute a bar or impediment to the implementation of this Agreement.

     4. AGENCY AGREEMENT. The parties contemplate that all or a portion of the Joint Water Rights may be assigned by the parties to the San Gabriel Valley Water Company ("Water Company") by an agency agreement pursuant to Section 6 of Exhibit "G" to the 1978 Judgment, to exercise such rights to provide water service to the lands of the parties. The agency agreement shall provide that the Water Company will pay a percentage that is currently anticipated to be at least 90% of the then-current replenishment charge for the Chino Basin for such amount of the Joint Water Rights that it delivers. To the extent that the Joint Water Rights or any portion thereof are used to supply the SDC land, the Water Company shall make such payments to SDC or its successors or assigns. To the extent that the Joint Water Rights or any portion thereof are used for Kaiser land, (i.e., that part of the Fontana Property presently owned by Kaiser, its subdivisions or affiliates, less the approximate 470 acres being conveyed to
SDC) the Water Company shall make such payments to Kaiser or its successors or assigns. Any unused Water made available under the agency agreement shall accrue to the account of Kaiser as water carried-over or stored under the 1978 Judgment, and no compensation shall be due to SDC.

     5. EXTRACTION OF JOINT WATER RIGHTS. If the Joint Water Rights are not assigned to the Water Company pursuant to Paragraph 4 hereof, they may be pumped from wells located on the property of either party, pursuant to a separate Waste Facilities Cooperation Agreement between the parties. This provision shall not be deemed to require SDC or its successors or assigns to construct any new wells on its land or to maintain any Kaiser wells except as may be provided in the Water Facilities Cooperation Agreement. To the extent that such Joint Water Rights are exercised from wells located on the property of the other party, the party pumping the water acts as a limited purpose agent of the other solely for the foregoing purpose.

     6. NOTIFICATION TO WATERMASTER AND INTERVENTION IN WATER CASE. The parties shall provide the Chino Basin Watermaster with a copy of this Agreement, and shall direct that 475 acre-feet annually of Kaiser's Water Rights shall be held jointly by Kaiser and SDC as tenants in common, to be used in accordance with the terms hereof, and that the Watermaster records shall be modified accordingly. SDC shall also undertake such proceedings as may be necessary to intervene in the Water Case, and to be bound by the terms of the Judgment therein, A copy of any agency agreement with the Water Company shall also be filed with the Watermaster.

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     7.  AMENDMENT.  This Agreement cannot be modified except by written document signed by all of the parties.

     8. CHOICE OF LAWS. This Agreement shall in all respects be interpreted, enforced, and governed by and under the internal laws of the State of California.

     9. INTERPRETATION OF WATER RIGHTS AGREEMENT. The language of this Agreement shall be construed as a whole according to a fair meaning, and not strictly for or against any of the parties.

     10. ATTORNEY'S FEES. In the event that either of the parties breaches this Agreement, the breaching party or parties shall pay each prevailing party all costs of any action or proceeding for damages and/or enforcement, including reasonable attorney's fees and costs.

     11. INTEGRATION. This Agreement is part of the Grant Deed for the SDC Property. This Agreement constitutes the final and complete agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior or contemporaneous negotiations, premises, covenants, agreement or representations concerning matters directly, indirectly or collaterally related to the subject matter of this Agreement.

     12. ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the parties, and their subsidiaries and affiliates. In the case of SDC, the terms successors and assigns shall include but not be limited to NationsBank, N.A., the lenders who are or will be parties to the credit agreement and all related documents that supply funding for the California Speedway Project, and the entities who may take through them by foreclosure or by deed in lieu of foreclosure proceedings.

     13. COUNTERPARTS. This Agreement may be executed in counterparts by the parties and shall become effective and binding at such time as all of the parties have signed a counterpart of this Water Rights Agreement.

     14. REPRESENTATIONS AND WARRANTIES. Kaiser represents and warrants to SDC as follows: (a) Kaiser is the legal and beneficial owner of the water rights to be transferred as described herein to SDC under this Agreement, and such rights are not subject to any lien, charge, option, mortgage, deed of trust, security interest or other encumbrance or any other type of preferential arrangement, except as provided in the 1978 Judgment or herein; (b) Kaiser has full power and authority, and has taken all action necessary, to execute and deliver this agreement and any and all other documents required or permitted to be executed or delivered by it in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and to its knowledge no governmental authorizations or other authorizations or consents (except as contemplated hereby) are required in connection therewith; (c) this Agreement constitutes the legal, valid and binding obligation of Kaiser, enforceable against Kaiser in accordance with its terms, subject to

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bankruptcy, insolvency, and other laws pertaining to creditors' rights; (d) to the best of Kaiser's knowledge, the water available under the SDC Property is of a quality currently suitable for irrigation purposes; and (e) the water represented by the Joint Water Rights currently may be legally used by SDC for irrigation purposes on the SDC Property.

     15. FURTHER ASSURANCES. The parties will promptly execute such additional agreements, instruments and other documents, and take such further actions, as may be reasonable or desirable in order to effect the purposes and intent of this Agreement.

     WHEREFORE, the parties hereto have executed this Water Rights Agreement as of the date and year set forth above.

                                          "KAISER"
                                          KAISER VENTURES INC.


                                          By: /s/ Daniel N. Larson
                                             ---------------------------------
                                              Daniel N. Larson, President
                                              and Chief Executive Officer


                                          "SDC"
                                          SPEEDWAY DEVELOPMENT CORPORATION


                                          By: /s/ Lee R. Redmond III
                                             ---------------------------------
                                              Lee R. Redmond III, Vice President


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